Exhibit 1.1
Figure Technology Solutions, Inc.
Class A Common Stock, par value $0.0001 per share
Series A Blockchain Common Stock, par value $0.0001 per share

Underwriting Agreement
February [•], 2026
Goldman Sachs & Co. LLC
Morgan Stanley & Co. LLC
Cantor Fitzgerald & Co.
As representatives (the “Representatives”) of the
several Underwriters named in Schedule I hereto,
c/o    Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282
c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
c/o Cantor Fitzgerald & Co.
110 East 59th Street
New York, New York 10022
Ladies and Gentlemen:
The stockholders named in Schedule II hereto (the “Selling Stockholders”) of Figure Technology Solutions, Inc., a Nevada corporation (the “Company”), propose, subject to the terms and conditions stated in this agreement (this “Agreement”), to sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [•] shares (the “Class A Shares”) of Class A common stock, par value $0.0001 per share, of the Company (“Class A Common Stock”), and in connection therewith, the Company proposes, subject to the terms and conditions stated in this Agreement, to offer, issue and sell through Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and Cantor Fitzgerald & Co., as sales agents (each, an “Agent”, and collectively, the “Agents”), up to an aggregate of [•] shares (the “Blockchain Shares” and together with the Class A Shares, the “Shares”) of Series A blockchain common stock, par value $0.0001 per share, of the Company (“Blockchain Stock” and together with the Class A Common Stock, “Stock”), which Blockchain Shares Figure Equity Solutions, Inc., a Delaware corporation and subsidiary of the Company (the “Figure Transfer Agent”), shall be caused by the Company to issue and deliver on the terms set forth in this Agreement. Subject to the sale of the Class A Shares by the Selling Stockholders to the Underwriters in compliance with the terms of this Agreement, the Underwriters have agreed to sell to the Company, and the Company has agreed to purchase from the Underwriters (the "Share Repurchase") an aggregate of [•] shares of Class A Common Stock (such shares, the "Repurchase Shares") pursuant to Section 2 of this Agreement.

1.    (a)    The Company represents and warrants to, and agrees with, each of the Underwriters and Agents that:
(i)    A registration statement on Form S–1 (File No. 333-291591) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Representatives, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act or Rule 163B under the Act is hereinafter called a “Testing-the-Waters Communication”; any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);
(ii)    (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(iii)    For the purposes of this Agreement, the “Applicable Time” is [•] a.m. (New York City time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed on Schedule III(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 4(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing

Prospectus and each Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery, will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(iv)    No documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule III(b) hereto;
(v)    The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
(vi)    Neither the Company nor any of its subsidiaries has, since the date of the latest audited financial statements included in the Pricing Prospectus, (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (x) any change in the capital stock (other than as a result of (i) the exercise, if any, of stock options or the award, vesting or settlement, if any, of stock options, restricted stock or restricted stock units in the ordinary course of business pursuant to the Company’s equity plans that are described in the Pricing Prospectus and the Prospectus or (ii) the issuance, if any, of stock upon conversion of Company securities as described in the Pricing Prospectus and the Prospectus) or long-term debt of the Company or any of its subsidiaries or (y) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, stockholders’ equity, results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (ii) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Blockchain Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus;
(vii)    Neither the Company nor any of its subsidiaries owns any real property, and the Company and its subsidiaries have good and marketable title to all personal property owned by them (other than with respect to intellectual property, which is addressed exclusively in Section 1(xxvi) below), free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under, to the Company’s knowledge, valid, subsisting and enforceable leases (subject to the effects of (A) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors generally; (B) the application of general principles of equity (including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether enforcement is considered in proceedings at law or in equity); and (C) applicable laws and public policy with respect to the rights to indemnity and contribution) with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;
(viii)    Each of the Company and each of its subsidiaries has been (i) duly organized and is validly existing and in good standing (where such concept exists) under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing (where such concept exists) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (ii), where the failure to be so qualified, validly existing or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and each subsidiary of the Company has been listed in Exhibit 21.1 to the Registration Statement;
(ix)    The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company, including the Class A Shares to be sold by the Selling Stockholders, have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except, in the case of any foreign subsidiary, for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, in each case, other than rights that have been complied with or waived in writing as of the date of this Agreement;
(x)    The Blockchain Shares to be issued and sold by the Company have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Blockchain Stock contained in the Pricing Disclosure Package and the Prospectus; and the issuance of the Blockchain Shares is not subject to any preemptive or similar rights;
(xi)     The issue and sale of the Blockchain Shares by the Company and the compliance by the Company with this Agreement and the consummation of the transactions contemplated in this Agreement and the Pricing Prospectus (including the Share Repurchase) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) the certificate of incorporation or by-laws (or other applicable organizational document) of the Company or any of its subsidiaries, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties except, in the case of clauses (A) and (C) for such defaults, breaches, or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or regulatory body is required for the issue of the Blockchain Shares to be sold by the Company and the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement (including the Share Repurchase), except such as have been obtained under the Act, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares;
(xii) Neither the Company nor any of its subsidiaries is (i) in violation of its certificate of incorporation or by-laws (or other applicable organizational document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(xiii) The statements set forth in the Pricing Prospectus and the Prospectus under the captions “Description of Capital Stock” and “Description of Blockchain Stock”, insofar as they purport to constitute a summary of the terms of the Stock, under the caption “Material U.S. Federal Income Tax Consequences to Non-U.S. Holders”, insofar as they purport to constitute a summary of U.S. federal income tax laws and regulations, and under the caption “Plan of Distribution”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair summaries of the matters described therein in all material respects;
(xiv)     Other than as set forth in the Pricing Prospectus and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company, is a party or of which any property or assets of the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company, is the subject which, if determined adversely to the Company or any of its subsidiaries (or such officer or director), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others; there are no current or pending Actions that are required under the Act to be described in the Registration Statement or the Pricing Prospectus that are not so described therein; and there are no statutes, regulations or contracts or other documents that are required under the Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement and the Pricing Prospectus;
(xv)     The Company is not and, after giving effect to the offering and sale of the Blockchain Shares and the application of the proceeds thereof, will not be required to register as an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended;

(xvi)     At the time of filing the Initial Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer”, as defined in Rule 405 under the Act;
(xvii)     KPMG LLP, who have audited certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;
(xviii)    The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that (i) complies with the requirements of the Exchange Act applicable to the Company, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and except as disclosed in the Pricing Prospectus and the Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting (it being understood that this subsection shall not require the Company to comply with Section 404 of the Sarbanes Oxley Act of 2002, as amended, as of an earlier date than it would otherwise be required to so comply under applicable law);
(xix)     Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;
(xx)    The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the applicable requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;
(xxi)    This Agreement has been duly authorized, executed and delivered by the Company, and the Share Repurchase has been duly authorized by the Company.
(xxii) Neither the Company nor any of its subsidiaries, nor any director or officer of the Company or any of its subsidiaries nor, to the knowledge of the Company, any employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense (or taken any act in furtherance thereof); (ii) made, offered, promised or authorized any direct or indirect unlawful payment; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations thereunder, the Bribery Act 2010 of the United Kingdom or any other applicable anti-corruption, anti-bribery or related law, statute or regulation (collectively, “Anti-Corruption Laws”); the Company and its subsidiaries have conducted their businesses in compliance with Anti-Corruption Laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; neither the Company nor any of its subsidiaries will use, directly or, to their knowledge, indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of Anti-Corruption Laws;
(xxiii) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulation or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;
(xxiv) Neither the Company nor any of its subsidiaries, nor any director, officer or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent or affiliate acting on behalf of the Company or any of its subsidiaries is (i) currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”, the European Union, His Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), (ii) located, organized, or ordinarily resident in a country or territory that is the subject or target of comprehensive Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, the Crimea region and non-government controlled areas of the Kherson and Zaporizhzhia regions of Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic) (each, a “Sanctioned Jurisdiction”), and the Company will not directly or knowingly indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, that, at the time of such funding, is the subject or the target of Sanctions, or in any Sanctioned Jurisdiction, or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Neither the Company nor any of its subsidiaries is engaged in, or has, since April 24, 2019, engaged in, any dealings or transactions with or involving any individual or entity that was or is, as applicable, at the time of such dealing or transaction, the subject or target of Sanctions or with any Sanctioned Jurisdiction; the Company and its subsidiaries have instituted, and maintain, policies and procedures designed to promote and achieve continued compliance with Sanctions;
(xxv) The financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its subsidiaries at the dates indicated

and the statement of operations, stockholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly, in all material respects, in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act or the rules and regulations promulgated thereunder. All disclosures contained in the Registration Statement, the Pricing Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply, in all material respects, with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable;
(xxvi) Except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, (i) the Company and each of its subsidiaries own or otherwise possess adequate rights to use all patents, trademarks, service marks, trade names, domain names, copyrights, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures and other intellectual property) and all other intellectual property rights of any kind in all relevant jurisdictions (whether registered or unregistered) (collectively, “Intellectual Property Rights”) used in or necessary for the conduct of their respective businesses as currently conducted, (ii) all Intellectual Property Rights owned by the Company and its subsidiaries are owned solely by the Company or a subsidiary of the Company, as applicable, free and clear of all liens, encumbrances, defects and other restrictions, other than non-exclusive licenses granted in the ordinary course of business consistent with past practice, (iii) to the Company’s knowledge, neither the Company nor any of its subsidiaries, nor the conduct of their respective businesses, have infringed, misappropriated or otherwise violated in the past six years, or infringe, misappropriate or otherwise violate, any Intellectual Property Rights owned by third parties and neither the Company nor any of its subsidiaries have received in the past six years any written notice of any claim of infringement, violation or conflict with any Intellectual Property Rights of a third party by the conduct of the business of the Company or any of its subsidiaries, (iv) to the Company’s knowledge, no person is infringing, misappropriating or otherwise violating, or has in the past six years infringed, misappropriated or otherwise violated, any Intellectual Property Rights owned by the Company or any of its subsidiaries, and (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by a third party challenging the ownership, validity, scope or enforceability of, or any rights of the Company or any of its subsidiaries in, any Intellectual Property Rights owned by the Company or any of its subsidiaries;
(xxvii) Except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, (i) the information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases under the control of the Company or its subsidiaries (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted, (ii) the Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards designed to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal or personally identifiable information (“Personal Data”) or other sensitive, confidential or regulated data and information) processed by the Company or its subsidiaries, and, to the Company’s knowledge, there have been no breaches, violations, outages, destructions, losses, ransomware attacks or unauthorized uses of or accesses to or misappropriations or compromises (each, a “Breach”) of the same, except for those that have been remedied without material cost or liability or the duty to notify any other person, (iii) to the Company’s knowledge, the Company and its subsidiaries comply and have during the past five years complied, and are presently in compliance in all material respects, with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, external policies and contractual obligations relating to the privacy and security of Personal Data to which the Company or its subsidiaries are bound (“Data Security Obligations”), and (iv) the Company or its subsidiaries have not received any written notification of or complaint regarding and are unaware of any other facts that would reasonably indicate non-compliance with any Data Security Obligation by the Company or its subsidiaries; there is no pending or, to the Company’s knowledge, threatened action, suit, investigation or proceeding by or before any court or governmental agency, authority or body alleging non-compliance with any Data Security Obligation by the Company or its subsidiaries;
(xxviii) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included in any of the Registration Statement, the Pricing Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;
(xxix) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Registration Statement, the Pricing Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects;
(xxx) Except as disclosed in the Pricing Prospectus and the Prospectus, none of the Company or any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter or Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares;
(xxxi) Neither the Company nor any of its affiliates has taken or will take, directly or indirectly, any action in violation of applicable laws designed to or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company or any of its subsidiaries in connection with the offering of the Shares;
(xxxii) The Company and each of its subsidiaries have such permits, licenses, approvals, consents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their respective properties and conduct their respective businesses in the manner described in the Registration Statement, the Pricing Prospectus and the Prospectus, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received written notice of any proceedings related to the revocation or modification of any such Permits that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect;

(xxxiii) The Company and its subsidiaries, taken as a whole, are insured against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged and as required by law;
(xxxiv) [Reserved];
(xxxv) From the time of the confidential submission of a registration statement relating to the Shares with the Commission through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”);
(xxxvi) The Company and each of its subsidiaries have filed all federal, state, local and non-U.S. tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole), all tax returns that have been filed have been true and complete in all material respects, and the Company and each of its subsidiaries have paid all taxes required to be paid (except for cases in which the failure to file or pay would not reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, or, except as currently being contested in good faith and for which reserves have been provided in accordance with GAAP). No tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a Material Adverse Effect on the Company and its subsidiaries, taken as a whole;
(xxxvii) To the Company’s knowledge, for the past five years, the Company and each of its subsidiaries, except as described in the Pricing Prospectus and the Prospectus, (i) are in material compliance with any and all applicable laws, rules, regulations and regulatory capital requirements or court decrees relating to the business of payment processing, servicing, consumer finance, purchase finance, consumer protection, fair lending laws or other laws relating to discrimination (including, without limitation, anti-redlining, equal credit opportunity and fair credit reporting), truth-in-lending, real estate settlement procedures or consumer credit, or other regulations applicable to the business of the Company and its subsidiaries (including, but not limited to, applicable rules and regulations promulgated by the Consumer Financial Protection Bureau, the Federal Trade Commission Act, the Gramm-Leach-Bliley Act, the Electronic Signatures in Global and National Commerce Act, the Uniform Electronic Transactions Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act) (such laws, rules and regulations, the “Regulatory Laws”), except to the extent that the failure to comply would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, (ii) have received all federal and state permits, licenses, certificates and other approvals required under applicable Regulatory Laws to conduct their business, except where the failure to receive such permits, licenses and other approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (iii) are in material compliance with all terms and conditions of any such permit, license, certificate or approval, except where such noncompliance with Regulatory Laws would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, and (iv) are not aware of any threatened action by any federal or state regulatory authority concerning their compliance with applicable Regulatory Laws or have received any notice of proceedings relating to the revocation or modification of any permit, license, certificate or approval, that could, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, reasonably be expected to have a Material Adverse Effect;
(xxxviii) The Company and its subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or as disclosed in the Pricing Prospectus and the Prospectus, are duly registered to the extent required with all applicable state, federal and other governmental authorities under Money Transmitter Laws and Virtual Currency Business Laws in all jurisdictions in which the Company has operations (including the United States, the Cayman Islands and Ireland), and to the Company’s knowledge, the operations of the Company and its subsidiaries have been conducted in material compliance with all requirements under applicable Money Transmitter Laws and Virtual Currency Business Laws. Other than as disclosed in the Pricing Prospectus and the Prospectus, the Company and its subsidiaries are not subject to any material enforcement actions, regulatory inquiries and investigations, threatened, ongoing, or settled enforcement, cautionary or other disciplinary matters, complaints or correspondence discussing actual or potential liabilities, requests for information, citations or notices of violation, or any significant proceedings before any governmental authority regarding the use of virtual currencies or blockchain technology in their business. For purposes of this paragraph, (x) “Money Transmitter Laws” means all legal and regulatory requirements relating to the licensing or registration of a person that provides services relating to the acceptance of currency, funds, or other value that substitutes for currency from one person and the transmission of currency, funds, or other value that substitutes for currency to another location or person by any means, including through a financial agency or institution, a Federal Reserve Bank or other facility of one or more Federal Reserve Banks, the Board of Governors of the Federal Reserve System, or both, an electronic funds transfer network or an informal value transfer system, or any other person engaged in the transfer of funds; and (y) “Virtual Currency Business Laws” means all legal or regulatory requirements that may be enforced by any governmental authority for activities involving virtual currency, including, but not limited to, (i) receiving virtual currency for transmission or transmitting virtual currency; (ii) storing, holding, or maintaining custody or control of virtual currency on behalf of others; (iii) buying and selling virtual currency; (iv) performing exchange services; or (v) controlling, administering or issuing a virtual currency;
(xxxix) The Figure Transfer Agent is a registered transfer agent under the Exchange Act and has all permits, licenses, approvals, consents and other approvals or authorizations of governmental or regulatory authorities as are necessary under applicable law to conduct its business, including activities involving virtual currency;
(xl) Other than Figure Securities, Inc. and Figure Investment Advisors, LLC, neither the Company nor any of its subsidiaries is registered, required to be registered, or as a result of the transactions contemplated by this Agreement will be required to register, as an investment adviser under the Investment Advisers Act of 1940, as amended, as a commodity trading advisor, commodity pool operator, swap dealer or futures commission merchant under the Commodity Exchange Act of 1936, as amended, or as a broker or dealer or national securities exchange under the Exchange Act or under the Blue Sky or securities laws of any applicable jurisdiction or the rules and regulations thereunder, except to the extent any failure to obtain such registration that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
(xli) Figure Securities, Inc. is registered as a broker-dealer and alternative trading system with the Commission, is a member in good standing of FINRA and all other self-regulatory organizations (“SROs”) of which it is or is required to be a member and is registered or qualified as a broker-dealer or other regulated entity in each jurisdiction where the conduct of its business requires such registration or qualification, and such registrations, memberships or qualifications have not been suspended, revoked or rescinded and remain in full force and effect. Figure Securities, Inc. is not registered or required to be registered with the Commission as a national securities exchange. All persons associated with Figure Securities, Inc. are registered with each SRO and jurisdiction where the association of such persons with Figure Securities, Inc. requires such registration, and such registrations have not been suspended, revoked or rescinded and remain in full force and effect, except to the extent that the failure to be so registered would not reasonably be expected to have a Material Adverse Effect. The activities and operations of Figure Securities, Inc. have been conducted in material compliance with all requirements of the Exchange Act, the rules and regulations of the Commission, FINRA and any applicable state securities regulatory authority or other SRO and Figure Securities, Inc. has (i) established financial and operational controls and supervisory procedures in material compliance with all applicable legal and regulatory requirements, (ii) complied with the requirements of Regulation ATS and applicable Commission rules and guidance regarding the operations of alternative trading systems dealing in digital asset securities, (iii) not maintained custody of digital asset securities for customers in a manner that would make it subject to Rule 15c3-3 under the Exchange Act and (iv) maintained required minimum net capital and net capital in excess of levels that may require “early warning” notice to the Commission, FINRA or any other SRO. Neither Figure Securities, Inc. nor any person associated with Figure Securities, Inc. is or has been subject to statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act, or a disqualification, as that term is defined in Article III, Section 4 of the FINRA By-Laws, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Figure Securities, Inc. has not submitted any early warning notice to the Commission or FINRA and has not had any restriction on its business activities imposed upon it based upon the sufficiency of its net capital. Figure Securities, Inc. has (i) filed all reports, registrations, statements and certifications, together with any amendments required to be made prior to the date hereof with (a) the Commission, (b) FINRA, (c) any applicable state securities regulatory authority and (d) any other SRO and (ii) obtained all necessary regulatory approvals that may be required in connection with the sale of the Shares contemplated hereby, except for any failure to make such filing or obtain such approval as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
(xlii) The “Recombination” (as such term is defined in the Registration Statement, the Pricing Prospectus and the Prospectus) was consummated in a manner consistent in all material respects with the description thereof in the Registration Statement, the Pricing Prospectus and the Prospectus under the caption “Prospectus Summary—Organizational History”;
(xliii) No material labor dispute with or disturbance by the employees of the Company or any of its subsidiaries exists or is threatened, and neither the Company nor any of its subsidiaries has received written notice of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, contractors or third-party service providers;
(xliv) Neither the Company nor any of its subsidiaries is a “covered foreign person,” as that term is defined in 31 C.F.R. §850.209. The consummation of the transactions contemplated by this Agreement will not result in the establishment of a covered foreign person or the engagement by a “person of a country of concern,” as defined in 31 C.F.R. §850.221, in a covered activity, as that term is defined in 31 C.F.R. §850.208. Neither the Company nor any of its subsidiaries currently engage, or have plans to engage, directly or indirectly, in a covered activity.
(xlv) The Company and its subsidiaries (i) are in compliance with any and all applicable laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their business; and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except in each case where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(xlvi) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each Plan (as defined below) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Internal Revenue Code of 1986, as amended (the “Code”) and complies in form with the requirements of all applicable statutes, orders, rules and regulations including ERISA and the Code; (ii) no non-exempt prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan; (iii) for each Plan, no failure to satisfy the minimum funding standards (within the meaning of Sections 412 and 430 of the Code or Section 302 of ERISA), whether or not waived, has occurred or is reasonably expected to occur; (iv) no “reportable event” (within the meaning of Section 4043(c) of ERISA, other than those events as to which notice is waived) has occurred or is reasonably expected to occur; (v) neither the Company nor any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) has incurred, nor is reasonably expected to incur, any liability under Title IV of ERISA (other than contributions to any Plan or any Multiemployer Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan or a Multiemployer Plan; and (vi) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the knowledge of the Company, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification. For purposes of this paragraph, (i) the term “Plan” means an employee benefit plan, within the meaning of Section 3(3) of ERISA, subject to Title IV of ERISA, but excluding any Multiemployer Plan, for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414(b), (c), (m) or (o) of the Code) has any liability and (ii) the term “Multiemployer Plan” means a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA;
(xlvii) The holders of shares of Class A Common Stock or securities convertible into or exercisable or exchangeable for Class A Common Stock (such shares of Class A Common Stock or other such securities collectively, the “Securities”) representing (i) all of the Securities that had not delivered executed lock-up letters to the Representatives as of the date of the prospectus filed in connection with the Company’s initial public offering of its Class A Common Stock (such prospectus, the IPO Prospectus and such offering, the “Initial Public Offering”) and (ii) any Securities that were issuable pursuant to an award granted prior to the date of the effectiveness of the Registration Statement relating to the Initial Public Offering and issued pursuant to any employee benefit plan in effect on the date of the IPO Prospectus and described in the IPO Prospectus are, in each case, bound by market standoff provisions with the Company that impose restrictions on transfer (subject to certain exceptions set forth in such provisions) with respect to such holder’s Securities during the Restricted Period (as defined below) without the consent of the Company (“Market Standoff Provisions”) that are enforceable by the Company. Except as has been waived by the Company with the consent of Goldman Sachs & Co. LLC in connection with the transactions contemplated by this Agreement, each such Market Standoff Provision is in full force and effect as of the date hereof and shall remain in full force and effect during the Restricted Period, provided that this provision shall not prevent the Company from effecting a waiver or amendment to permit a transfer of securities which, if such securities were subject to the terms of an executed lock-up letter substantially to the effect set forth in Annex II to the underwriting agreement entered into in connection with the Initial Public Offering (the “IPO Underwriting Agreement”), would be permissible under such lock-up letter without any consent, waiver or amendment; and
(xlviii) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
(b)    Each of the Selling Stockholders, severally and not jointly, represents and warrants to, and agrees with, each of the Underwriters and the Company that:
(i)    All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and the Power of Attorney and the Custody Agreement referred to below, and for the sale and delivery of the Class A Shares to be sold by such Selling Stockholder hereunder, have been obtained, except for the registration of the Class A Shares under the Act and such consents, approvals, authorizations and orders as may be required under state or non-U.S. securities or blue sky laws, the rules and regulations of FINRA or the approval for listing on the Nasdaq Global Select Market (the “Exchange”) or such other approvals as have been or will be made or obtained on or prior to the First Time of Delivery; and such Selling Stockholder has full right, power and authority to enter into this Agreement, the Power-of-Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Class A Shares to be sold by such Selling Stockholder hereunder;
(ii)    The sale of the Class A Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, or (B) result in any violation of the provisions of (i) the Certificate of Incorporation or By-laws of such Selling Stockholder if such Selling Stockholder is a corporation, the Partnership Agreement of such Selling Stockholder if such Selling Stockholder is a partnership (or similar applicable organizational document) or (ii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or any of its subsidiaries or any property or assets of such Selling Stockholder except, in the case of clauses (A) and (B)(ii), for such conflicts, defaults, breaches or violations that would not reasonably be expected to have a material adverse effect on the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement, the Custody Agreement and the Power of Attorney; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement, the Power of Attorney and the Custody Agreement and the consummation by such Selling Stockholder of the transactions contemplated by this Agreement, the Power of Attorney and the Custody Agreement in connection with the Class A Shares to be sold by such Selling Stockholder hereunder, except the registration under the Act of the Class A Shares and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws or non-U.S. laws, the rules and regulations of FINRA or the listing on the Exchange in connection with the purchase and delivery of the Shares by the Underwriters and such consents, approvals, authorizations, orders, registrations or qualifications that have already been obtained, made or waived in connection with the purchase and delivery of the Class A Shares by the Underwriters;
(iii)    Such Selling Stockholder has, and immediately prior to the First Time of Delivery (as defined in Section 4 hereof) such Selling Stockholder will have, good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Class A Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Class A Shares and payment therefor pursuant hereto, good and valid title to such Class A Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;
(iv)    [Reserved];
(v)    Such Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Class A Shares;
(vi)    To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, such Registration Statement and Preliminary Prospectus did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this representation and warranty shall be limited to statements or omissions made in reliance upon and in conformity with information relating to such Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use in the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendments or supplements thereto, it being understood and agreed that the only information furnished by such Selling Stockholder consists of the name of such Selling Stockholder, the number of offered shares and the address and other information of such Selling Stockholder which appear in the Registration Statement, the Preliminary Prospectus or the Prospectus in the table (and corresponding footnotes) under the caption “Principal and Selling Stockholders” (with respect to each Selling Stockholder, the “Selling Stockholder Information”);
(vii)    In order to document the Underwriters’ compliance with applicable reporting and withholding requirements with respect to the transactions herein contemplated, such Selling Stockholder will deliver to the Representatives prior to or at the First Time of Delivery a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof, including an applicable Form W-8);
(viii)    Certificates in negotiable form or book-entry securities entitlements representing all of the Class A Shares to be sold by such Selling Stockholder hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to the Representatives (the “Custody Agreement”), duly executed and delivered by such Selling Stockholder to Equiniti Trust Company, LLC, as custodian (the “Custodian”), and such Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to the Representatives (the “Power of Attorney”), appointing the persons indicated in Schedule II hereto, and each of them, as such Selling Stockholder’s attorneys-in-fact (the “Attorneys-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided in Section 2 hereof, to authorize the delivery of the Class A Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement;
(ix)    The Class A Shares held in custody for such Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership, limited liability company or corporation, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership, limited liability company or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares to be sold by such Selling Stockholder hereunder, certificates representing the Class A Shares to be sold by such Selling Stockholder hereunder shall be delivered by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement and of the Custody Agreement; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event;
(x)    Such Selling Stockholder will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions, or in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions, or (ii) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any Money Laundering Laws or any Anti-Corruption Laws; and

(xi)    Such Selling Stockholder is not prompted by any material information concerning the Company or any of its subsidiaries that is not disclosed in the Pricing Prospectus to sell its Class A Shares pursuant to this Agreement.
2.    (a) Subject to the terms and conditions herein set forth, each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at a purchase price per share of $[•] (the "Purchase Price"), the number of Class A Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Class A Shares to be sold by each of the Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Class A Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Class A Shares to be purchased by all of the Underwriters from all of the Selling Stockholders hereunder. Subject to the sale of the Class A Shares by the Selling Stockholders to the Underwriters in compliance with the terms of the Agreement, the Underwriters have agreed to sell to the Company, and the Company has agreed to purchase from the Underwriters, [•] Repurchase Shares at the Purchase Price and [•] Repurchase Shares at the Public Price (as defined below).
(b)    Subject to the terms and conditions herein set forth, the Company agrees that each Agent may offer Blockchain Shares for sale by and on behalf of the Company to any one or more customers of or other counterparties identified by such Agent, and the Company agrees to issue and sell through the applicable Agent, acting as sales agent, the number of Blockchain Shares that equals the number of Class A Shares sold pursuant to Section 2(c) hereof, at a purchase price per share of $[•] (the "Public Price"), to one or more customers of or other counterparties identified by such Agent.
(c)    Subject to the terms and conditions herein set forth, each of the Underwriters agrees, severally and not jointly, to sell to the Company, and the Company agrees to purchase from each of the Underwriters, at the Public Price, the number of Class A Shares that equals the number of Blockchain Shares for which Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC or Cantor Fitzgerald & Co., as applicable, has received and accepted, in its capacity as Agent, payment from its customers or other counterparties identified by such Agent for their purchase of Blockchain Shares (as described in Section 2(b) hereof).
3.    [Reserved].
4.    (a) The Class A Shares to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least four hours’ prior notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Selling Stockholders to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Custodian to the Representatives at least four hours in advance. The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on February [•], 2026 or such other time and date as the Representatives and the Attorneys-in-Fact may agree upon in writing. Such time and date are herein called the “First Time of Delivery”. Payment of the purchase price for the Repurchase Shares, as applicable, shall be made by the Company to the Underwriters in federal (same day) funds by wire transfer to an account specified by the Representatives, against delivery of such Repurchase Shares for the account of the Company immediately prior to the First Time of Delivery. Immediately after the First Time of Delivery, the Custodian shall, in accordance with the [Custody Agreement], remit or cause the remittance, by Federal (same-day) wire transfer to the account specified by the Company (the “Figure Certificate Company Account”), of such funds received by the Custodian (less applicable expenses set forth in the Custody Agreement), and immediately thereafter, the Company shall cause Figure Certificate Company to issue and deliver an equivalent amount of YLDS to the Provenance Blockchain wallets of the Selling Stockholders, in proportion to the Class A Shares sold by the respective Selling Stockholders. On or prior to 5:00 p.m., New York City time, on the date of the First Time of Delivery, or, at the Underwriters’ sole discretion, such other time on that date and/or the two immediately succeeding New York Business Days, the number of Class A Shares purchased and then held by an Underwriter that equals the number of Blockchain Shares for which Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC or Cantor Fitzgerald & Co., as applicable, has at such time then received and accepted, in its capacity as Agent, payment from its customers or other counterparties identified by such Agent for their purchase of Blockchain Shares (which payment shall be remitted to the an account specified by the Company (the “Company Account”) by such Agent on behalf of such customers and counterparties by wire transfer of Federal (same-day) funds (the “Agent Payment for Blockchain Shares”)), shall be delivered by or on behalf of such Underwriter to the Company, through the facilities of DTC, for the account the Company, against payment by or on behalf of the Company of the purchase price therefor to the account specified by the Underwriter to the Company at least four hours in advance (the “Company Payment for Class A Shares”). Upon delivery of any such Class A Shares, the Company shall cause the Figure Transfer Agent to issue and deliver an equivalent number of Blockchain Shares to the Provenance Blockchain wallets of the applicable purchasers of Blockchain Shares as identified to the Company by Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC or Cantor Fitzgerald & Co., as applicable. The First Time of Delivery and each such time and date for delivery of Class A Shares to the Company thereafter is herein called a “Time of Delivery.” Notwithstanding the provisions of this Section 4(a), the parties hereto may mutually agree to net the Agent Payment for Blockchain Shares against the Company Payment for Class A Shares in satisfaction of such payment obligations.
If, after 5:00 p.m., New York City time, on the date of the First Time of Delivery, the Agents have not received payment for any Blockchain Shares purchasers agreed to purchase, the Underwriters shall not be obligated to deliver the corresponding number of Class A Shares then held by them to the Company as described above and may sell such Class A Shares at their sole discretion.
(b)    The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipts for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(m) hereof will be delivered at the offices of Latham & Watkins LLP, 1271 Avenue of the Americas, New York, New York 10020 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.
5.    The Company agrees with each of the Underwriters:
    (a)    To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act prior to the earlier of (i) the First Time of Delivery and (ii) the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise the Representatives and their counsel, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;
    (b)    Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation (where not otherwise required) or to file a general consent to service of process in any jurisdiction (where not otherwise required);
    (c)    Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify the Representatives and upon the Representatives’ request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon the Representatives’ request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;
    (d)    To make generally available to its securityholders as soon as practicable (which may be satisfied by filing with the Commission’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”)), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);
    (e)    (i) During the period beginning from the date of the IPO Prospectus and continuing to and including the date 180 days after the date of the IPO Prospectus (the “Restricted Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Company’s Class A common stock, Class B common stock, preferred stock or blockchain common stock, each par value $0.0001 per share (collectively, the “Capital Stock”), including but not limited to any options or warrants to purchase shares of Capital Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Capital Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Capital Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Capital Stock or such other securities, in cash or otherwise (other than (a) the Shares to be sold hereunder, (b) the issuance of shares of Stock or securities convertible into or exercisable for shares of Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of restricted stock units (including net settlement), in each case outstanding as of the date of the IPO Prospectus and described in the IPO Prospectus, (c) grants of stock options, stock awards, restricted stock, restricted stock units, or other equity awards and the issuance of shares of Stock or securities convertible into or exercisable or exchangeable for shares of Stock (whether upon the exercise of stock options or otherwise) to the Company’s employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the closing of the Initial Public Offering and described in the IPO Prospectus, (d) the issuance of shares of Stock upon conversion of shares of the Company’s Class B Common Stock, par value $0.0001 per share, (e) the issuance of Class A Shares upon conversion of shares of Blockchain Stock, or the issuance of shares of Blockchain Stock upon exchange of Class A Shares, (f) the issuance of up to 5% of the outstanding shares of Stock, or securities convertible into, exercisable for, or which are otherwise exchangeable for, Stock, immediately following the First Date of Delivery, in acquisitions or other similar strategic transactions, provided that such recipients enter into a lock-up letter with the Underwriters and (g) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date of the IPO Prospectus and described in the IPO Prospectus or any assumed benefit plan pursuant to an acquisition or similar strategic transaction), without the prior written consent of Goldman Sachs & Co. LLC;
        (ii) [Reserved];
        (iii) During the Restricted Period, to (a) enforce the Market Standoff Provisions and any similar transfer restrictions contained in any agreement between the Company and any of its securityholders, including, without limitation, through the issuance of stop transfer restrictions to the Company’s transfer agent with respect to any transaction that would constitute a breach of, or default under, the transfer restrictions, except that this provision shall not prevent the Company from effecting a waiver or amendment to permit a transfer of securities which, if such securities were subject to the terms of an executed lock-up letter substantially to the effect set forth in Annex II to the IPO Underwriting Agreement, would be permissible under such lock-up letter without any consent, waiver or amendment and (b) not amend or waive any such transfer restrictions with respect to any such holder without the prior written consent of Goldman Sachs & Co. LLC;
    (f)    During a period of three years from the effective date of the Registration Statement, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided, however, that the Company may satisfy the requirements of this Section 5(f) by filing such information through EDGAR;
    (g)    During a period of three years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to the Representatives (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as the Representatives may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); provided, however, that the Company may satisfy the requirements of this Section 5(g) by filing such information through EDGAR and that no such information must be furnished pursuant to this Section 5(g) if such provision would require disclosure by the Company under Regulation FD;
    (h)    To use the net proceeds received by it from the sale of the Blockchain Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;
    (i)    To use its best efforts to list for trading the Class A Shares on the Exchange;
    (j)    To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;
    (k)    If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (16 CFR 202.3a);
    (l)    Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred; and
    (m)    To promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) the last Time of Delivery.
    6.    (a)    The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Selling Stockholder represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III(a) hereto;
    (b)    The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending;
    (c)     The Company agrees that if at any time following the issuance or other distribution of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission;
    (d)    The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representatives with entities that the Company reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communications, other than those distributed with the prior consent of the Representatives that are listed on Schedule III(d) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Testing-the-Waters Communications;
    (e)    Each Underwriter represents and agrees that any Testing-the-Waters Communications undertaken by it were with entities that such Underwriter reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act.
7.    The Company covenants and agrees with the several Underwriters and Agents that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any agreement among Underwriters or Agents, this Agreement, any Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) reasonable and documented expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses, if any, in connection with listing the Class A Shares on the Exchange; (v) the filing fees incident to, and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares; provided that the aggregate amount payable pursuant to subsections (iii) and (v), including filing fees and disbursements of counsel, shall not exceed $[•]; (vi) the cost of preparing stock certificates, if applicable; (vii) the cost and charges of any transfer agent or registrar, including the Figure Transfer Agent; (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; (ix) any fees and expenses of counsel for the Selling Stockholders; (x) the fees and expenses of the Attorneys-in-Fact and the Custodian; (xi) all expenses and transfer taxes incident to the sale and delivery of the Class A Shares to be sold by such Selling Stockholder to the Underwriters hereunder; and (xii) any U.S. withholding taxes (including interest and penalties) imposed with respect to any amounts paid to the Selling Stockholders pursuant to transactions contemplated under this Agreement. Notwithstanding anything to the contrary herein, the Company and each Seller Stockholder will indemnify and hold harmless each Underwriter and its respective affiliates and its respective successors and assigns from and against any U.S. withholding taxes (including interest and penalties) imposed on such Underwriter or applicable affiliate, successor or assign as a result of any payment made by the Underwriter to a Selling Stockholder that is not a United States person (within the meaning of Section 7701(a)(30) of the Code) pursuant to this Agreement, and such indemnity shall survive the performance or termination of the transactions under this Agreement; provided that (i) no Underwriter shall withhold any amounts from any such payments to a Selling Stockholder or pay to any tax authority any amount in respect of any such withholding taxes except in accordance with clause (ii) below, and (ii) in the event an applicable tax authority asserts that any such withholding tax is or could be imposed on an Underwriter, the Underwriter shall promptly provide notice of the same to the Company and the Company shall be entitled to participate in all discussions, correspondence, audits and similar procedures with such tax authority related to such potential withholding obligation, and the Underwriter shall not make any payments in respect of such withholding obligation or settle any such audit or similar procedure without the Company’s written consent (not to be unreasonably withheld, conditioned or delayed). The Representatives agree to pay New York State stock transfer tax, and the Selling Stockholders agree to reimburse the Representatives for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Class A Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 9 and 12 hereof, the Agents will pay all of their own costs and expenses, including the fees of their counsel, lodging, travel and meal expenses in connection with any roadshow, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make, and the Underwriters will be responsible for 50% of the cost of any chartered plane, jet, private aircraft or other transportation chartered in connection with any roadshow presentation to investors undertaken in connection with the offering of the Shares hereunder (it being understood that the use of any chartered plane, jet, private aircraft or other transportation shall expressly be approved by the Company and the Agents in writing).
8.    The obligations of the Underwriters and Agents hereunder, as to any Shares to be delivered at a Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholders herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Company, the Figure Transfer Agent and the Selling Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:
    (a)    The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration

Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Act shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;
    (b)    Latham & Watkins LLP, counsel for the Underwriters, shall have furnished to the Representatives their written opinion and negative assurance letter, dated such Time of Delivery, in form and substance reasonably satisfactory to the Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;
    (c)    Davis Polk & Wardwell LLP, counsel for the Company, shall have furnished to the Representatives their written opinion and negative assurance letter, dated such Time of Delivery, in form and substance reasonably satisfactory to the Representatives;
    (d)    Brownstein Hyatt Farber Schreck, LLP, counsel for the Company, shall have furnished to the Representatives their written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to the Representatives;
    (e)    The respective counsel for each of the Selling Stockholders, as indicated in Schedule II hereto, each shall have furnished to the Representatives its written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to the Representatives;
    (f)    On the date of the Prospectus concurrently with the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, KPMG LLP shall have furnished to the Representatives a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to the Representatives;
    (g)    (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock (other than as a result of (A) the exercise or settlement, if any, of stock options or restricted stock units (including any “net” or “cashless” exercises or settlements) or the award, if any, of stock options or restricted stock units, in each case in the ordinary course of business pursuant to any equity compensation plan in effect as of the date of this Agreement that is described in the Pricing Prospectus and the Prospectus, (B) the repurchase of shares of Stock upon termination of the holder’s employment or service with the Company pursuant to agreements providing for an option to repurchase or a right of first refusal on behalf of the Company, or (C) the issuance, if any, of shares of Stock upon the exercise or conversion of Company securities outstanding as of the date of this Agreement and described in the Pricing Prospectus and the Prospectus) or long-term debt of the Company or any of its subsidiaries or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, stockholders’ equity, results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (y) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the Representatives’ judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Class A Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;
    (h)    On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;
    (i)    On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the Nasdaq Global Select Market or the Company’s alternative trading system (the “ATS”); (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange or the ATS; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Representatives’ judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Class A Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;
    (j)    The Class A Shares to be sold at such Time of Delivery shall have been duly listed on the Exchange;
    (k)    [Reserved];
    (l)    The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and
    (m)    The Company and the Selling Stockholders shall have furnished or caused to be furnished to the Representatives and Agents at such Time of Delivery certificates of officers of the Company and of an attorney-in-fact on behalf of the Selling Stockholders, respectively, satisfactory to the Representatives and Agents as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to such other matters as the Representatives and Agents may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a), (g) and (m) of this Section 8.
9.    (a) The Company will indemnify and hold harmless each Underwriter and each Selling Stockholder against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter and Selling Stockholder for any legal or other expenses reasonably incurred by such Underwriter or Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.
(b)    Each of the Selling Stockholders, severally and not jointly, will indemnify and hold harmless each Underwriter and the Company against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any roadshow or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or any roadshow or any Testing-the-Waters Communication, in reliance upon and in conformity with the Selling Stockholder Information of such Selling Stockholder; and will reimburse each Underwriter and the Company for any legal or other expenses reasonably incurred by such Underwriter or the Company in connection with investigating or defending any such action or claim as such expenses are incurred. In addition, the liability of such Selling Stockholder pursuant to Sections 9(b), 9(e) and 9(f) shall not, in the aggregate, exceed the net proceeds (net of any underwriting discounts and commissions, but before deducting expenses) from the sale of the Class A Shares sold by such Selling Stockholder hereunder (the “Selling Stockholder Proceeds”).
(c) [Reserved].
(d)    Promptly after receipt by an indemnified party under subsection (a), (b) or (c) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b), or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The liability of each Selling Stockholder under this Section 9(e) is several and not joint and shall be limited to an amount equal to its Selling Stockholder Proceeds less any amounts such Selling Stockholder is obligated to pay under the indemnity in subsection 9(b) above.
(f)    The obligations of the Company and the Selling Stockholders under this Section 9 shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.
(g)

    (i)    The Company will indemnify and hold harmless each Agent against any losses, claims, damages and liabilities to which such Agent may become subject, under the Act or otherwise, insofar as such losses, claims damages or liabilities (or actions in respect thereof) arise out of or are based upon the failure or alleged failure of the Figure Transfer Agent to issue and deliver Blockchain Shares in accordance with this Agreement, and will reimburse such Agent for any legal or other expenses reasonably incurred by such Agent in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that with respect to the above, the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability is finally judicially determined to have resulted from the bad faith or gross negligence of such Agent.
    (ii)    Promptly after receipt by an indemnified party under Section 9(g)(i) above of notice of the commencement of any action, the such indemnified party shall, if a claim in respect thereof is to be made against the Company, notify the Company in writing of the commencement thereof; provided that the failure to notify the Company shall not relieve the Company from any liability that it may have under the preceding paragraph of this Section 9(g) except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the Company shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraph of this Section 9(g). In case any such action shall be brought against any indemnified party and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the Company ), and, after notice from the Company to the such indemnified party of its election so to assume the defense thereof, the Company shall not be liable to the such indemnified party under this subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. The Company shall not, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (x) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
    (iii)    If the indemnification provided for in this Section 9(g) is unavailable to or insufficient to hold harmless an indemnified party under Section 9(g)(i) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the Company shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other from the offering of the Blockchain Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then the Company shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Agents on the other in connection with any statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agents on the other shall be deemed to be in the same proportion as the total gross proceeds from the offering of the Blockchain Shares (before deducting expenses) received by the Company bear to the total commissions received by the Agents for the Blockchain Shares. If the loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement of a material fact or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, the relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Agents on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each of the Agents agree that it would not be just and equitable if contribution pursuant to this Section 9(g)(iii) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9(g)(iii). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 9(g)(iii) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(g)(iii), no Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Blockchain Shares sold by it and delivered to purchasers exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Agents’ obligations in this Section 9(g)(iii) to contribute are several and not joint.
    (iv)    The obligations of the Company under this Section 9(g) shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Agent and each person, if any, who controls any Agent within the meaning of the Act and each broker-dealer or other affiliate of any Agent.
    (v)    Without limiting the foregoing, the Company agrees that no Agent shall be liable for any action taken or not taken by it in its capacity as Agent (i) with the consent or at the request of the Company, or (ii) in the absence of such Agent’s bad faith, gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgement.
10.    (a)    If any Underwriter shall default in its obligation to purchase the Class A Shares that it has agreed to purchase hereunder, the Representatives may in their discretion arrange for the Representatives or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Shares on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company and the Selling Stockholders that the Representatives have so arranged for the purchase of such Class A Shares, or the Company or a Selling Stockholder notifies the Representatives that it has so arranged for the purchase of such Class A Shares, the Representatives or the Company or the Selling Stockholders shall have the right to postpone the First Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the Representatives’ opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)    If, after giving effect to any arrangements for the purchase of the Class A Shares of a defaulting Underwriter or Underwriters by the Representatives, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares, then the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
(c)    If, after giving effect to any arrangements for the purchase of the Class A Shares of a defaulting Underwriter or Underwriters by the Representatives, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Class A Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares, or if the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except for the expenses to be borne by the Company, the Selling Stockholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
11.    The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters and Agents, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or Agent or any director, officer, employee, affiliate or controlling person of any Underwriter or Agent, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.
12.    If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason the Class A Shares are not delivered by or on behalf of the Selling Stockholders as provided herein, or the Underwriters decline to purchase the Class A Shares for any reason permitted under this Agreement, the Company will reimburse the Underwriters through the Representatives for all documented out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Class A Shares, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.
13.    In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives jointly; and in all dealings with any Selling Stockholder hereunder, the Representatives and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Attorneys-in-Fact for such Selling Stockholder.
In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department; Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; and Cantor Fitzgerald & Co., 110 East 59th Street, New York, New York 10022, Attention: Global Head of Investment Banking, with a copy to the General Counsel; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to each of the Attorneys-in-Fact named in the Power of Attorney, c/o Figure Technology Solutions, Inc., 5 Bryant Park, 34th Floor, New York, New York 10018, Attention: Chief Legal Officer, with a copy, which shall not constitute notice, to Whalen LLP, 4701 Von Karman Avenue, Suite 325, Newport Beach, California 92660; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Secretary; and if to any stockholder that has delivered a lock-up letter described in Section 8(k) hereof shall be delivered or sent by mail to his or her respective address as such stockholder provides in writing to the Company; provided, however, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by the Representatives on request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
14.    This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Agents, the Company and the Selling Stockholders and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter or Agent, or any director, officer, employee, or affiliate of any Underwriter or Agent, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter or Agent shall be deemed a successor or assign by reason merely of such purchase.
15.    Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.
16.    The Company and each Selling Stockholder, severally and not jointly, acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters or Agent, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling stockholder, (iii) no Underwriter or Agent has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter or Agent has advised or is currently advising the Company or any Selling Stockholder on other matters) or any other obligation to the Company or any Selling Stockholder except the obligations expressly set forth in this Agreement, (iv) the Company and each Selling Stockholder has consulted its own legal and financial advisors to the extent it deemed appropriate, and (v) none of the activities of the Underwriters or Agents in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters or Agents with respect to any entity or natural person. The Company and each Selling Stockholder, severally and not jointly, agrees that it will not claim that the Underwriters or the Agents, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Selling Stockholder, in connection with such transaction or the process leading thereto.
17.    This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholders, the Underwriters and the Agents, or any of them, with respect to the subject matter hereof.
18.    This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any other law than the laws of the State of New York. The Company and each Selling Stockholder agree that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company and each Selling Stockholder agree to submit to the jurisdiction of, and to venue in, such courts.
19.    The Company, each Selling Stockholder, each of the Underwriters and each of the Agents hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
20.    This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
21.    Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.
22. Recognition of the U.S. Special Resolution Regimes.
(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)     In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)     As used in this section:
“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
“Covered Entity” means any of the following:
(i)     a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)     a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)     a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
If the foregoing is in accordance with the Representatives’ understanding, please sign and return to the Company counterparts hereof, and upon the acceptance hereof by the Representatives, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that the Representatives’ acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination upon request, but without warranty on the Representatives’ part as to the authority of the signers thereof.
[Signature Pages Follow]

Very truly yours,

Figure Technology Solutions, Inc.
By:
Name: Michael Tannenbaum
Title: Chief Executive Officer
[Signature Page to Underwriting Agreement]

Selling Stockholders, acting severally
By:
Name: Macrina Kgil
Title: Chief Financial Officer As Attorney-in-Fact acting on behalf of each of the Selling Stockholders named in Schedule II to this Agreement

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:
Goldman Sachs & Co. LLC
Morgan Stanley & Co. LLC
Cantor Fitzgerald & Co.

Goldman Sachs & Co. LLC
By:
Name:
Title:

Morgan Stanley & Co. LLC
By:
Name:
Title:

Cantor Fitzgerald & Co.
By:
Name:
Title:
On behalf of each of the Underwriters and also for themselves, in their capacity as Agents
[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Total Number of Class A Shares to be Purchased
Goldman Sachs & Co. LLC	[•]
Morgan Stanley & Co. LLC	[•]
Cantor Fitzgerald & Co.	[•]
Total	[•]
1

SCHEDULE II

Total Number of Class A Shares to be Sold
The Selling Stockholders:
[•]	[•]
Total	[•]
1

SCHEDULE III
(a)     Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package
        Free Writing Prospectuses filed by the Company on November 17, 2025 pursuant to Rule 433 of the Securities Act
    Free Writing Prospectus filed by the Company on February 5, 2026 pursuant to Rule 433 of the Securities Act
(b)     Additional documents incorporated by reference
    None.
(c)     Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package
    The public offering price per share for the Blockchain Shares is $[•]
    The price per share for the Class A Shares is $[•].
    The number of Class A Shares sold by the Selling Stockholders is [•].
    The number of Class A Shares sold by the Underwriters to the Company in the Share Repurchase is [•]
(d)    Written Testing-the-Waters Communications
    None.